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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

THOUSAND TRAILS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following announcement has been posted on the “Members Only” section of the Thousand Trails website, http://www.thousandtrails.com/members_lounge.html.

MERGER WITH AFFILIATE OF KOHLBERG & COMPANY

     On April 30, 2003, Thousand Trails, Inc. announced that it has entered into a definitive merger agreement providing for the acquisition of Thousand Trails by affiliates of the private equity firm Kohlberg & Company, LLC (“Kohlberg”). Thousand Trails President and CEO, Bill Shaw stated:

     “I’m sharing the good news with you now, although the merger is, of course, contingent on approval of our stockholders and the completion of Kohlberg’s financing arrangements, which we anticipate happening by August. After the merger, we’ll still be the same company with the same name...the same management...and in the same business of providing the best private membership outdoor recreation experience in North America.”

     “As a private company, we will be able to focus all of our resources on building upon past and present successes. We’ve dedicated the last eight years to increasing profitability and value by eliminating debt, maximizing operational cost-effectiveness and increasing sales. These achievements have been due in no small part to our employees’ commitment to excellence, adaptability and enthusiasm, as well as to the loyalty and support of our members. In fact, it is our success, stability, strong management, favorable business fundamentals and potential for growth, that make us attractive to an investor like Kohlberg.”

     “Kohlberg & Company has, since 1987, invested in more than 70 companies. Together with management, Kohlberg focuses on building long-term value by increasing the emphasis on those things we already do well—creating the best service available to our members. It is an honor and privilege to be working with them and a pleasure to welcome them to this organization. Our company mottoes, “We are family” (Thousand Trails, Inc.) and “Building long-term value” (Kohlberg & Company) offer a positive vision for the future consistent with our ongoing commitment to traditional American values, growth and prosperity.”

Members have asked a number of questions regarding this transaction, which are addressed below:

Q.	Will this merger change my membership contract?
A.	No, your membership contract will not change.

Q.	Will this merger increase the value of my membership?
A.	No.

Q.	If Thousand Trails adds new preserves in the future am I going to have to upgrade?
A.	Thousand Trails does not currently have plans to add new preserves.

Q.	What protection do members have about the operation of the campgrounds?
A.	Thousand Trails will continue to honor the membership contracts it has with its members. Thousand Trails sends out dues statements every year and realizes it has a responsibility to provide value for the dues it receives.

Q.	Is Thousand Trails profitable?
A.	Yes, Thousand Trails makes a profit. Thousand Trails’ financial statements are set forth in its Annual Report on Form 10-K for the year ended June 30, 2002 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, which are available on the internet at http://www.thousandtrails.com/financial_information.html.

Q.	Will there be any change in where we send our dues?
A.	We do not anticipate any change.

Q.	Members would like to see the existing parks upgraded before any new ones are purchased.
A.	The company would like to see both happen.

Q.	Will Thousand Trails’ Board of Directors and management remain the same?
A.	If the merger is completed, Kohlberg will appoint a new Board of Directors. However, Kohlberg has asked Bill Shaw and the rest of the current management team to continue on after the merger.

Q.	How will the campgrounds operate after the merger?
A.	We do not expect any significant changes in the way the campgrounds will be operated.

Q.	How will this merger affect me?
A.	The merger is not expected to affect the members in any way.

Q.	Will information on the merger be in the Trailblazer?
A.	Yes, but probably not until after the merger is completed.

Q.	When will this merger take place, or be completed? Is the merger certain to happen?
A.	If the merger takes place as planned, we expect it will be completed sometime in August. The merger is subject to Kohlberg obtaining the required financing and other conditions.

Q.	What is Kohlberg & Company?
A.	Kohlberg & Company is a private merchant banking firm with offices in Mt. Kisco, NY and Palo Alto, CA. Founded in 1987, Kohlberg has completed more than 70 acquisitions in a variety of industries.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Thousand Trails. Thousand Trails and Kohlberg will file and deliver all forms, proxy statements, notices and documents required under state and federal law with respect to the merger. Thousand Trails will be filing preliminary proxy materials with the Securities and Exchange Commission. Upon expiration of the waiting period required under the federal securities laws to permit the SEC to review and comment upon the preliminary proxy materials, Thousand Trails will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail the definitive proxy materials to the stockholders of Thousand Trails. The definitive proxy materials will contain important information regarding the merger, including, among other things, the recommendation of Thousand Trails’ board of directors in respect of the merger. Stockholders are advised to read the definitive proxy materials, including the proxy statement and the merger agreement, before making any decisions regarding the merger. Copies of the definitive proxy materials, and any amendments or supplements thereto, may be obtained without charge at the SEC’s website at www.sec.gov or at Thousand Trails’ website at www.1000trails.com as they become available.

This release contains “forward-looking statements” based on management’s current expectations. All statements that address expectations about the future, including statements about the Company’s or Kohlberg’s business strategies and future operations, are forward-looking statements and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and most recent quarterly report on Form 10-Q, may cause the Company’s actual results to differ materially. These factors include, but are not limited to, the Company’s ability to satisfy the conditions to closing of the financing, preserve its membership base and control costs, member use of its campgrounds, market conditions and other factors beyond its control.